Exhibit 10.25

QUOTIENT LIMITED

2014 STOCK INCENTIVE PLAN

FORM OF RESTRICTED STOCK AWARD AGREEMENT

AGREEMENT by and between Quotient Limited, a public no par value limited liability company incorporated in Jersey, Channel Islands (the “Company”) and [—] (the “Grantee”), dated as of the [—] day of [—], 20    .

WHEREAS, the Company maintains the Quotient Limited 2014 Stock Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, in accordance with the Plan, the Company may from time to time issue awards of Restricted Stock to individuals and persons who provide services to, among others, the Company and certain of its affiliates;

WHEREAS, the Grantee is eligible to receive awards under the terms of the Plan; and

WHEREAS, in accordance with the Plan, the Administrator has determined that it is in the best interests of the Company and its Shareholders to grant Shares of Restricted Stock to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Grant of Restricted Stock.

The Company hereby grants the Grantee [—] Shares of Restricted Stock of the Company, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. To the extent the terms or conditions in this Agreement conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern.

2.	Restrictions and conditions.

The Restricted Stock awarded pursuant to this Agreement and the Plan shall be subject to the following restrictions and conditions:

(i) Subject to clauses (iii), (iv) and (v) below, the period of restriction with respect to Shares granted hereunder (the “Restriction Period”) shall begin on the date hereof and lapse, solely to the extent the Grantee has not had a Termination of Service, on the following schedule:

Date Restriction Lapses:	Number of Shares:
[—], 20	[—	]
[—], 20	[—	]
[—], 20	[—	]

For purposes of the Plan and this Agreement, Shares with respect to which the Restriction Period has lapsed shall be vested. Notwithstanding the foregoing, the Restriction Period with respect to such Shares shall only lapse as to whole Shares. Subject to the provisions of the Plan and this Agreement, during the Restriction Period, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, hypothecate, alienate, encumber or assign the Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished).

(ii) Except as provided in the foregoing clause (i), below in this clause (ii) or in the Plan, the Grantee shall have, in respect of the Shares of Restricted Stock (whether or not vested), all of the rights of a Shareholder, including the right to vote the Shares [and the right to receive any cash dividends]. Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the Restriction Period shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii) Subject to clause (iv) below, upon the Grantee’s Termination of Service by for any reason during the Restriction Period, all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

(iv) Termination of Service as an employee shall not be treated as a termination of employment for purposes of this Paragraph 2 if the Grantee continues without interruption to serve thereafter as an officer or director of the Company or in such other capacity as determined by the Administrator (or if no Administrator is appointed, the Board), and the termination of such successor service shall be treated as the applicable termination.

(v) For purposes of this Agreement, a “Termination of Service” shall mean the time when the employee-employer relationship or directorship, or other service relationship, between the Grantee and the Company (or an Affiliated Company) is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or retirement. The Administrator, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Service. For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Administrator).

3.	Miscellaneous.

(a)	Governing Law. This Agreement shall be governed by the laws of Jersey without reference to the principles of conflicts of law.

(b)	All notices hereunder shall be in writing, and if to the Company or the Administrator, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 3(b).

(c)

Without limiting the Grantee’s rights as may otherwise be applicable in the event of a Change in Control, if the Company shall be consolidated or merged with another corporation or other entity, the Grantee may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with the Plan, and such stock, securities or other property shall become subject to the restrictions and requirements imposed under the Plan and this Agreement, and the certificates therefor or other evidence shall bear a legend similar in form and substance to the legend set forth in the Plan.

Any shares or other securities distributed to the grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by the Plan and this Agreement, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in the Plan.

(d)	The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement

(e)	The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

(f)	Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or any Affiliated Company or interfere in any way with the right of the Company or any Affiliated Company and its Shareholders to terminate the Grantee’s employment or other service at any time. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in this Agreement or under the Plan.

(g)	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

QUOTIENT LIMITED

By:
Name:
Title:

[GRANTEE]